Exhibit 99.1

Pitney Bowes Announces Continued Refreshment of its Board of Directors

Chair Mary J. Guilfoile, Who Has Served With Distinction, to Step Down Following the 2024 Annual Meeting

William S. Simon and Jill Sutton, Who Collectively Possess Experience in Capital Allocation, Corporate Governance and Transformations, Have Been Added to the Board

STAMFORD, Conn.--(BUSINESS WIRE)--Jan. 31, 2024-- Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a global shipping and mailing company that provides technology, logistics and financial services, today announced that Mary J. Guilfoile will step down as Chair and retire from the Board of Directors (the “Board”) following the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Board will elect a new Chair following Ms. Guilfoile’s retirement. Additionally, the Company announced the addition of two highly qualified and independent members – William S. Simon and Jill Sutton – to its Board, effective February 1, 2024. Mr. Simon and Ms. Sutton were selected following a process that was supported by an independent, nationally-recognized search firm.

The Company’s slate of director candidates for this year’s Annual Meeting is expected to include the following individuals:

•	Milena Alberti-Perez
•	Steven D. Brill
•	Todd Everett
•	Katie May
•	William S. Simon
•	Sheila A. Stamps
•	Jill Sutton
•	Darrell Thomas
•	Kurt Wolf

Once the Company appoints its next permanent Chief Executive Officer, that individual is expected to be added to the Board and become its tenth member.

Ms. Guilfoile, Chair of the Board, commented:

“It has been a privilege to lead the Board of Pitney Bowes, a storied business with a more than 100-year history of change and innovation. The past year has been a particularly transformative one in terms of adding several new directors, initiating a leadership transition and laying a foundation for enhanced value creation. I have enjoyed working with our interim Chief Executive Officer, Jason Dies, who has been establishing a results-driven culture and taking decisive steps to position the organization for long-term success. I look forward to working with management and the rest of the Board, including our newest members, to build on this momentum between now and the Annual Meeting. I also want to take this opportunity to thank the Company’s employees, customers, partners and investors for their confidence and trust during my time with Pitney Bowes.”

Ms. May, Chair of the Nominating and Governance Committee, added:

“On behalf of all my fellow directors, I want to thank Mary for her invaluable leadership during an important period for Pitney Bowes. She has overseen governance enhancements and strategic actions that we expect will put the Company on stronger footing for years to come. Our entire Board also welcomes Bill and Jill, who collectively bring significant experience in areas such as capital allocation, corporate governance and transformations.”

In conjunction with today’s announcement, the Company has also entered into a cooperation agreement with Hestia Capital Management, LLC (collectively with its affiliates, “Hestia Capital”).

Mr. Wolf, a member of the Board and the Founder and Chief Investment Officer of Hestia Capital, concluded:

“I am pleased to have reached an agreement with Pitney Bowes to solidify Hestia Capital’s long-term support for the Company’s Board and strategic direction. I also want to thank Mary for her many contributions as Chair. Looking ahead, I am confident that this Board will deliver meaningful value-enhancing results for shareholders, whom we represent, as well as for all of our other stakeholders.”

Additional information related to today’s announcements and the agreement with Hestia can be found on a Form 8-K filed with the U.S. Securities and Exchange Commission.

New Director Biographies

William S. Simon

Mr. Simon is an experienced public company director and former executive, with skills and perspectives that will be additive to Pitney Bowes’ Board. In addition to currently serving as a director of Darden Restaurants, Inc. (NYSE: DRI) and Chairman of Hanesbrands Inc. (NYSE: HBI), Mr. Simon is an executive advisor to the KKR & Co. investment firm and President of WSS Venture Holdings, LLC, a consulting and investment company. From 2010 to 2014, Mr. Simon served as President and CEO of Walmart U.S. (NYSE: WMT). Before that, he was Chief Operating Officer of Walmart U.S. He joined the company in 2006 as Executive Vice President of Professional Services and New Business Development. Prior to Walmart, Mr. Simon held senior executive positions at Brinker International Inc. (NYSE: EAT), Diageo North America Inc. (NYSE: DEO) and Cadbury Schweppes plc. Mr. Simon was also Secretary of the Florida Department of Management Services and served 25 years in the U.S. Navy and Naval Reserves. He was previously a director of GameStop Corp. (NYSE: GME).

Jill Sutton

Ms. Sutton is a public company director and former executive with extensive experience that will be additive to Pitney Bowes’ Board. Ms. Sutton served as Chief Legal Officer, General Counsel and Corporate Secretary at United Natural Foods, Inc. (NYSE: UNFI) for over three years, where she developed the company’s shareholder engagement program, was deeply involved in the Company’s ESG policies and programs, supported the realization of over $150 million in synergies following UNFI’s acquisition of SuperValu, and helped to assure the Company’s supply chain remained operational through the COVID-19 crisis. Prior to UNFI, Ms. Sutton served in senior legal positions at General Motors Company (NYSE: GM), Tim Hortons and The Wendy’s Company (Nasdaq: WEN). She also currently serves as a director of Miller Industries, Inc. (NYSE: MLR) and Potbelly Corp. (Nasdaq: PBPB). Ms. Sutton holds multiple degrees from The Ohio State University, including a J.D. and a Master’s in Healthcare Administration.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global shipping and mailing company that provides technology, logistics and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise and government clients around the world rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about the Company’s future progress, plans, market positioning and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, not realizing the anticipated benefits of our ongoing strategic initiatives, corporate cost optimization and related restructuring efforts; declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; our ability to retain management and other employees; our ability to continue to grow and manage unexpected fluctuations in volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or their performance under those contracts; the impacts on our cost of debt due to recent increases in interest rates and the potential for future interest rate hikes; and other factors as more fully outlined in the Company's 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2023. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Contacts
For Media:

Kathleen Raymond
Head of Communications
203.351.7233

For Investors:

Phil Landler
VP, Investor Relations
203.351.6141